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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

     Onyx Acceptance Financial Corporation, a Delaware corporation

     ABNI, Inc., a Delaware corporation

     Onyx Acceptance Funding Corporation, a Delaware corporation